Exhibit 10.3

FBR CAPITAL MARKETS CORPORATION

Form of Stock Option Agreement

        THIS STOCK OPTION AGREEMENT (this “Agreement”) between FBR CAPITAL MARKETS CORPORATION, a Virginia corporation (the “Company”), and __________ (“Participant”), is made pursuant and subject to the provisions of the Company’s 2006 Long-Term Incentive Plan (the “Plan”), a copy of which has been made available to Participant.

    1.        Grant of Option. Pursuant to the Plan, the Company, on August __, 2008 (the “Date of Grant”), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of _____ Shares at the option price of $____ per Share (the “Option Price”) which is not less than the Fair Market Value on the Date of Grant. This Option is not intended to be an “incentive stock option” under Section 422 of the Code. This Option will be exercisable as hereinafter provided. All capitalized terms that are defined in the Plan have the meaning assigned by the Plan.

    2.        Terms and Conditions. This Option is subject to the following terms and conditions:

    (a)        Expiration Date. This Option shall expire at 11:59 p.m. on the day preceding the seventh anniversary of the Date of Grant (the “Expiration Date”).

    (b)        Exercise of Option. This Option shall not be exercisable unless Participant, before August 27, 2008, enters into a restrictive covenant agreement in the form approved by the Committee. Subject to the preceding sentence, this Option shall be exercisable (“Vested”): (i) with respect to one-third of the Shares subject to this Option on the third anniversary of the Date of Grant; (ii) with respect to an additional one-third of the Shares subject to this Option on the fourth anniversary of the Date of Grant; and (iii) with respect to the remaining one-third of the Shares subject to this Option on the fifth anniversary of the Date of Grant. Once this Option becomes exercisable in accordance with the preceding sentence, this Option shall continue to be exercisable until the earlier of the termination of Participant’s rights hereunder pursuant to Paragraphs 3, 4, 5 or 6 or until the Expiration Date. A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining Shares purchasable under this Option, subject to the terms and conditions of the Plan and this Agreement.

    (c)        Method of Exercise and Payment for Shares. This Option shall be exercised in accordance with the Plan by written notice to the Company’s Stock Plan Administration designated agent, with a copy delivered to the attention of the Company’s Chief Financial Officer at the Company’s principal executive office. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option Price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of Shares that have been held by Participant for at least six months with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent paid by Participant, is not less than the product of Option Price and the number of Shares for which the Option is being exercised.

    (d)        Transferability. During Participant’s lifetime, and subject to the provisions of Section 12.3 of the Plan, this Option may not be transferred, sold, assigned, pledged or otherwise encumbered, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Option may only be exercised during the life of Participant only by Participant or Participant’s legal guardian and representative. Notwithstanding the foregoing, Participant may assign or transfer this Option with the consent of the Committee, provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Agreement relating to the transferred Option and shall execute an agreement satisfactory to the Company evidencing such obligations.

    3.        Exercise in the Event of Death or Disability. Paragraph 2 of this Agreement to the contrary notwithstanding, if Participant dies before the expiration of Participant’s rights under this Option or if Participant’s employment with the Company and its Subsidiaries and Affiliates terminates before the expiration of Participant’s rights under this Option on account of disability, this Option shall be immediately Vested and exercisable, in whole or in part, and remain exercisable until the first anniversary of Participant’s death or termination on account of disability, as applicable (even if such anniversary is after the Expiration Date). For purposes of this Agreement, “disability” means permanent and total disability as determined by the Committee, in its sole discretion.

    4.        Exercise After Retirement. Paragraph 2 of this Agreement to the contrary notwithstanding, if Participant’s employment with the Company and its Subsidiaries and Affiliates terminates on account of retirement before the expiration of Participant’s rights under this Option, then (i) if this Option previously Vested it shall remain exercisable, in whole or in part, until the earlier of the third anniversary of Participant’s retirement and the Expiration Date and (ii) if this Option was not Vested on the date of retirement it shall become exercisable if the Option becomes Vested in accordance with Paragraph 2 before the third anniversary of Participant’s retirement, in which case this Option may be exercised, in whole or in part, until the earlier of the third anniversary of Participant’s retirement or the Expiration Date. This paragraph shall apply only if Participant enters into a non-compete, non-solicitation and confidentiality agreement in a form approved by the Committee. For purposes of this Agreement, “retirement” means retirement from employment with the Company, a Subsidiary or an Affiliate of the Company as determined by the Committee, in its sole discretion.

    5.        Termination for Cause. Paragraph 2 of this Agreement to the contrary notwithstanding, upon Participant’s termination for cause, all Options outstanding as of the date of termination, whether Vested or not Vested, shall be immediately canceled. For purposes of this Agreement, “Cause” means (1) conviction of Participant for any crime (or upon entering a plea of guilty or nolo contendre to a charge of any crime) constituting a felony, (2) dishonesty in the course of fulfilling Participant’s employment duties or (3) willful and deliberate failure on the part of Participant to perform his employment duties in any material respect. Notwithstanding the foregoing, if Participant is a party to an employment agreement with the Company or any Subsidiary or Affiliate of the Company that contains a definition of “cause,” such definition shall apply to Participant for purposes of this Agreement.

    6.        Exercise After Other Termination. Paragraph 2 of this Agreement to the contrary notwithstanding, upon a termination of Participant’s employment with the Company and its Subsidiaries and Affiliates before the expiration of Participant’s rights under this Option and for any reason not described in paragraph 3, 4 or 5, then (i) if this Option Vested before Participant’s termination of employment it shall remain exercisable, in whole or in part, until the earlier of the ninetieth day after termination or the Expiration Date and (ii) if this Option did not become Vested before Participant’s termination of employment it shall be canceled as of the date of Participant’s termination of employment. The Committee, in its discretion, may require Participant to enter into a non-compete, non-solicitation and confidentiality agreement in a form acceptable to the Committee as a condition to Participant’s right to exercise this Option pursuant to this paragraph.

    7.        Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

    8.        Change in Capital Structure. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, but without regard to the payment of any cash dividends by the Company in the ordinary course), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the terms of this Option shall be adjusted as the Committee determines is equitably required.

    9.        Change in Control. In the event of a Change in Control, the Committee will determine the impact of the Change in Control, including whether this Option will Vest in accordance with Section 11.2 of the Plan or be assumed or substituted in accordance with Section 11.3 of the Plan.

    10.        Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

    11.        Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

    12.        Participant Bound by Plan. Participant hereby acknowledges that a copy of the Plan has been made available to Participant and agrees to be bound by all the terms and provisions thereof.

    13.        No Right to Continued Service. This Option does not confer upon Participant any right with respect to continuance of service to the Company or an Affiliate or membership on the Board of Directors.

    14.        Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his/her signature hereto.

FBR CAPITAL MARKETS CORPORATION

By:__________________________________

Name: Eric F. Billings
Title: Chairman and CEO

___________________________________

Date_______________________________